American Realty Capital Trust ("ARCT") is a leading real estate investment trust ("REIT") that acquires, owns and operates single tenant freestanding commercial properties. Our diversified real estate portfolio is comprised of long-term, net leases with primarily investment grade rated tenants.(2) ARCT's primary goal is to provide durable, reliable income for our investors through the delivery of dependable monthly dividends. Rents from a geographically diverse real estate portfolio of largely investment grade corporate tenants representing 20 different industries should allow us to pay, sustain and grow our dividends, thereby enhancing total shareholder return. DISTINGUISHING PORTFOLIO QUALITIES Monthly Dividends: ARCT pays dividends monthly. High Percentage of Investment Grade and Corporate Rated Tenants: Over 74% investment grade tenancy and 92% rated credit tenants.(1) Long Term Leases: ARCT's weighted average portfolio lease term is 13.0 years, with no material lease expirations until 2018. Recently Constructed Portfolio: The average age of the properties in ARCT's portfolio is just 5.3 years. No Vacancy: ARCT's property portfolio is 100% leased; there are no vacancies. Highly Diversified: 486 properties located in 43 states plus Puerto Rico, leased to 62 different tenants in 20 separate industries. Q2 2012 ARCT TOTAL RETURN PERFORMANCE STOCK ATTRIBUTES Ticker Symbol ARCT (NASDAQ) Equity Market Capitalization $1.73 Billion Total Shares Outstanding 158,576,630 Share Price $10.92 Average Daily Volume 2,018,887 Monthly Dividend $0.0583 per share Annualized Dividend $0.70 per share PORTFOLIO ATTRIBUTES Number of Properties: 486 Properties Number of States: 43 + Puerto Rico Number of Tenants: 62 Total Square Footage: 15.6 Million Avg. Remaining Lease Term: 13.0 Years Avg. Age of Properties: 5.3 Years Occupancy: 100% % of Investment Grade Tenants: 74.6% (1) % of Rated Tenants: 92.0% (1) PORTFOLIO CREDIT QUALITY(1) 92.0% of our tenants are rated by major credit rating agencies; 74.6% are rated investment grade. 8.10% 3.75% Non- Rated 8.0% -2.75% -3.47% Rated Non Investment Grade 17.4% Investment Grade Tenants 74.6% Source: SNL Financial Services. Past performance is not indicative of future returns. ARCT MSCI US REIT (RMS) S&P 500 Russell 2000 (1) Figure expressed as a percentage of average annual rent. (2) "Investment grade" is a determination made by major credit rating agencies. 646.937.6900 | www.arctreit.com Page 1 American Realty Capital Trust, Inc. FACT SHEET | June 30, 2012 GEOGRAPHIC DIVERSITY (BY REVENUE) Our property portfolio includes 15.6 million square feet in 43 states plus Puerto Rico.

TENANT DIVERSITY TOP 10 TENANTS (BY REVENUE) Our top 10 tenants, which comprise approximately 54% of our average annual rents, are all rated by major rating agencies; 84% are rated investment grade.(1) Tenant % of Avg. Annual Rent FedEx 16.8% Walgreens 10.0% CVS 6.6% U.S. Federal Government (GSA) 4.6% Dollar General 3.5% Bridgestone Firestone 3.1% Express Scripts 2.7% Payless Shoe Source 2.4% PetSmart 2.1% PNC Bank 2.1% INDUSTRY DIVERSITY / 20 DISTINCT INDUSTRIES 0.3% 0.4% 0.6% 0.1% 0.9% 1.6% 0.2% 1.2% 12.0% 0.3% 0.2% 0.2% 2.8% 1.6% 5.1% 1.6% 7.2% 1.5% 0.8% 0.4% 2.4% 6.7% 1.1% 1.6% 1.0% 0.6% 3.0% 2.3% 5.4% 5.3% 1.9% 1.4% 0.8% 2.3% 1.5% 3.1% 0.2% 4.5% 0.7% 1.4% 1.6% 9.3% 0.5% 2.7% Auto Retail 1.6% Telecommunications 0.6% Aerospace 0.6% Technology 1.5% Supermarket 2.5% Auto Services 4.1% Consumer Goods 1.1% Consumer Products 3.4% Specialty Retail 9.5% Discount Retail 5.8% Financial Services 1.1% Retail Banking 6.5% Freight 16.9% Restaurant 4.3% Pharmacy 17.4% Gas/Convenience 2.5% Government Services 4.6% Manufacturing 5.6% Healthcare 7.9% Home Maintenance 2.6% Contact Us | XX Brian D. Jones, Chief Financial Officer bjones@arctreit.com XX Investor Relations: Heather Gentry 646-937-6904 | hgentry@arctreit.com XX American Realty Capital Trust 405 Park Avenue, 14th Floor New York, NY 10022 - www.arctreit.com Page 2 646.937.6900 | www.arctreit.com